EXHIBIT 991.

                                 [PURAdyn FILTER TECHNOLOGIES INCORPORATED LOGO]

                Puradyn Receives Purchase Orders for $1,100,000+
  -PO from international distributor includes 3,000 systems and 5,800 filters-

BOYNTON BEACH, FL - [APRIL 9, 2008] - PURADYN FILTER TECHNOLOGIES INCORPORATED (OTCBB: PFTI) today announced it received purchase orders totaling over $1,100,000 for 3,000 PURADYN(R) oil filtration systems and 5,800 filters from one of its international distributors. The systems and filters are scheduled to be shipped in specific allotments throughout 2008 and 2009. Following installation, these systems will require an estimated 9,000 to 12,000 replacement filters annually. This is the Company's first order to date of this magnitude.

Joseph Vittoria, Chairman and CEO, Puradyn, said, "We are extremely pleased with the interest developing around the world for our products partially as a result of oil prices soaring to more than $100 a barrel. Puradyn has seen progress in supplying bypass oil filtration to international consumers over the past few years, but the last six months have shown an increase in activity. This is a strong confirmation of the need for bypass oil filtration technology.

"The effort to reduce oil consumption and improve the environment is clearly becoming more apparent from our overseas distributors. This distributor, in particular, quickly grasped the product's concept and was able to penetrate the market, showing end-users a cost-efficient way to conserve oil and lower oil purchases up to 90%.
We will be continuing our expansion into new applications in this territory."

Vittoria concluded, "The performance of the PURADYN (R) Oil Filtration Systems is gaining momentum as oil prices continue to move upward. The ability of the PURADYN filtration systems to remove solid, liquid, and gaseous contaminants from engine, transmission and hydraulic oil; and maintain the engine oil's chemical balance throughout by slowly replacing the base additives keeps the equipment operating on continuously clean oil. When the equipment is running at optimum efficiency, fuel consumption is improved, thereby reducing harmful emissions. The PURADYN (R) system works well with engines or hydraulic equipment using any type of fuel - diesel, gasoline, propane, natural gas or biodiesel."

ABOUT PURADYN FILTER TECHNOLOGIES INCORPORATED
Puradyn (OTCBB: PFTI) designs, manufactures and markets the PURADYN(R) Oil Filtration System, the most effective bypass oil filtration product on the market today. It continuously cleans lubricating oil and maintains oil viscosity to safely and significantly extend oil change intervals and engine life. Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $15 billion potential industry. PURADYN(R) equipment was selected as the manufacturer used by the US Department of Energy in a three-year evaluation to research and analyze the performance, benefits and cost analysis of bypass oil filtration technology.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS' NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONTACT:
Kathryn Morris, Director, Corporate Communications
(T) 561 547 9499, x 226
investor-relations@puradyn.com
http://www.puradyn.com